UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2018

New Peoples Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-33411

VA	31-1804543
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

67 Commerce Drive

Honaker, VA 24260

(Address of principal executive offices, including zip code)

(276) 873-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Officers

John J. Boczar, age 59, has been appointed Executive Vice President and Chief Financial Officer, Treasurer and Secretary of New Peoples Bankshares, Inc. (the “Company”) and its wholly-owned subsidiary New Peoples Bank, Inc. (the “Bank”) effective January 22, 2018. Mr. Boczar, served as a Senior Vice President and Director of Tax Reporting and Compliance in 2017 and Vice President and Corporate Accountant from June 2012 to December 2016 for Bank of North Carolina, Thomasville, North Carolina. Prior to that, he served as the Chief Financial Officer of Carolina Federal Savings Bank from September 2006 until June 2012. Previously he served as an executive officer, including chief financial officer, for two community banking organizations in Pennsylvania. Mr. Boczar has over 35 years of community banking experience. He is a graduate of St. Francis University, Loretto, Pennsylvania with a Bachelor of Science degree in Accounting.

Effective January 22, 2018, Frank Sexton, Jr. no longer serves as Interim Chief Financial Officer, Secretary and Treasurer of the Company and Bank.  He will continue serving as the Company and Bank’s Executive Vice President and Chief Operating Officer where he has served since 2003.

Appointment of Director

The Board of Directors of the Company and Bank, respectively, at meetings held on January 22, 2018, appointed J. Robert “Bob” Buchanan to their respective Board of Directors. Mr. Buchanan, age 66, has over 40 years banking experience, which includes serving as President, Chief Executive Officer, and Director of First Region Bancshares and First Sentinel Bank, located in Richlands, Virginia from August of 2008 to October of 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PEOPLES BANKSHARES, INC.

(Registrant)

Date: January 26, 2018

By: /s/ C. TODD ASBURY

C. Todd Asbury

President and

Chief Executive Officer